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                                                    EXHIBIT 10.1

                               AMENDMENT NO. 2
                                    TO THE
                     GREAT WESTERN FINANCIAL CORPORATION
                          DEFERRED COMPENSATION PLAN
                               1992 RESTATEMENT


      WHEREAS, Great Western Financial Corporation (the "Company") maintains the Great Western Financial Corporation Deferred Compensation Plan (the "Plan") to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected officers of the Company and its subsidiaries;

      WHEREAS, it is desirable to amend the Plan to make certain changes in the matching amounts under the Plan and to make other changes.

      NOW, THEREFORE, the Plan is amended as follows:

                                  ARTICLE IV
                        DEFERRED COMPENSATION ACCOUNTS

1. Effective as of January 1, 1992, Section 4.4 is amended to read as follows:

    "4.4 - Matching Credits.

    (a) The Employer shall make a matching credit to the Account of each Participant who is eligible to be allocated company contributions under the Company's Employee Savings Incentive Plan ("Savings Plan"). The matching credit shall be fifty percent (50%) of the Participant's combined elective deferrals under this Plan and the Savings Plan (including after-tax contributions to the Savings Plan) up to a total of up to a total of three percent (3%) of the Participant's Compensation for the Plan Year, regardless of exceeding the limits on annual additions under tax qualified plans. The amount of the matching credit shall be reduced by the matching contributions credited to the Participant under the Savings Plan for the Plan Year.

    (b) If a discretionary contribution is made under the Savings Plan, an additional matching credit will be made to the Participant's Account under this Plan up to a percentage (as described in the next sentence) of the Participant's combined elective deferrals under this Plan and the Savings Plan (including after-tax contributions to the Savings Plan), up to a total of three percent (3%) of the Participant's Compensation for the Plan Year. The percentage described in the preceding sentence shall be the percentage of the combined elective and after-tax deferrals made by nonhighly compensated Participants under the Savings Plan contributed by Employer as discretionary match under the Savings Plan; however, such percentage shall not exceed fifty percent (50%). The amount of this discretionary credit shall be reduced by discretionary contributions under the Savings Plan for the Plan Year.
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    (c)  The total amount credited under Sections 4.4(a) and (b) for a
Participant for a Plan Year shall not exceed the amount of the Participant's elective deferrals to the Plan for the Plan Year.

    (d) No credits under this Section 4.4(a) and (b) for a Plan Year will be made for Participant unless the Participant has made the maximum matchable contribution to the Savings Plan, or such lower contribution permitted by the Plan, for that Plan Year. In addition, no credit under
Section 4.4(b) for a Plan Year will be made for a Participant unless the Participant is an Employee on the last day of the Plan Year.

    (e) For purposes of this Section 4.4, Compensation shall exclude bonuses and cash incentive compensation.

    (f) Credits under this Section 4.4 shall be made to the Account at the end of each Plan Year."

2.  A new Section 5.14 is added to read as follows:

    "Section 5.14 - Section 162(m) Limits.

     Notwithstanding anything contained herein to the contrary, the amount of any distribution under Sections 5.6 or 5.8 in any Plan Year shall be limited to the extent necessary that payment of such amount is deductible under Section 162(m) of the Code. Any amount not so distributed shall continue to be credited with interest and shall be distributed in the first succeeding Plan Year in which a deduction is allowed under Section 162(m)."

3.  The second sentence of Section 7.1 is amended to read as follows:

    "The Committee shall have the complete authority and full discretion to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations and constructions of this Plan, as may arise in connection with the Plan."

      IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers this ____ day of _________________ 1996.



GREAT WESTERN FINANCIAL CORPORATION



By ________________________________



By ________________________________